Exhibit 10.10

NOTE: Portions of this Exhibit are the subject of a Confidential Treatment Request by the Registrant to the Securities and Exchange Commission (the “Commission”). Such portions have been redacted and are marked with a “[***]” in the place of the redacted language. The redacted information has been filed separately with the Commission.

THIRD AMENDMENT

This Amendment with the Effective Date of September 1, 1999 is to the License Agreement dated May 9, 1996 between Sangamo BioSciences, Inc. and Massachusetts Institute of Technology, which was amended on December 10, 1997, and on December 2, 1998.

The parties thereto now further agree as follows:

1.	M.I.T. Case No. 8528H, “Dimerization Of Zinc Fingers Mediated By Peptides Evolved In Vitro From Random Sequences”, by Carl O. Pabo And Bryan S. Wang shall be added to the PATENT RIGHTS. The license granted hereunder shall be exclusive in all fields of use.

2.	In consideration of the license granted hereunder

(a)	LICENSEE shall pay M.I.T. an Amendment Issue Fee of:

(i)	[***] dollars ($[***]) due upon signing; and

(ii)	[***] dollars ($[***]) due upon issuance of the first claims of any M.I.T. Case 8528H patent.

(b)	The License Maintenance Fees due under Paragraph 4.1(b) shall be increased by [***] dollars ($[***]) to [***] dollars ($[***]) on January 1, 2000 and [***] ($[***]) on January 1, 2001 and beyond.

(c)	The Sublicense Maintenance Fees due under Paragraph 4.1 (h) shall be increased to [***] dollars ($[***]) per year per sublicense. The sublicense issue fee shall not increase.

(d)	LICENSEE shall be responsible for payment of all fees and costs relating to the filing, prosecution and maintenance of M.I.T. Case No. 8528H whether such fees and costs were incurred before or after the effective date of this Amendment.

3.

(a)	LICENSEE shall have the primary responsibility for filing, prosecution and maintenance of the M.I.T. Case No. 8528H patents and patent applications. LICENSEE shall seek broad claims in M.I.T.’s best interest and shall not abandon any major claim without prior written permission from M.I.T., such permission not to be unreasonably withheld.

(b)	Notwithstanding any other provisions of this Agreement, LICENSEE shall not abandon the prosecution of M.I.T. Case No. 8528H patents or patent applications

*** CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

(except for purposes of filing a continuation application) without prior written notice to M.I.T. at least sixty (60) days prior to the date on which any pending Patent Office actions need to be taken. Upon receiving such written notice, M.I.T. may, at its sole option and expense, take over prosecution of any such M.I.T. patents or patent applications. Thereafter, this Agreement shall terminate as to such M.I.T. patents or patent applications.

(c)	LICENSEE shall send copies of all correspondence concerning patent prosecution to M.I.T.

All other terms and conditions as set forth in the Agreement.

Agreed to for:

MASSACHUSETTS INSTITUTE OF TECHNOLOGY		SANGAMO BIOSCIENCES, INC.

By	/s/ Lita Nelson	By	/s/ Peter Bluford

Name	Lita L. Nelson	Name	Peter Bluford

Title	Director, Technology Licensing Office	Title	Vice President, Corporate Development

Date	August 19, 1999	Date	September 1, 1999